Exhibit 107

Exhibit Calculation of Filing Fee Tables

FORM S-4

(Form Type)

AIRO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(*)	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit			Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	AIRO Group, Inc. Common Stock (2)	Other (3)	698729.583		$110.20	(3)		$77,000,000	0.00011020		$8485.40
Fees to Be Paid	Equity	AIRO Group, Inc. Common Stock (4)	Other (3)	[●]	$	[●]	(3)	$	[●]	0.00011020	$	[●]
Total Offering Amounts												$8485.40
Total Fees Previously Paid												$—
Net Fee Due												$8485.40

(1)	Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

The number of shares of common stock, par value $0.0001 per share, of ParentCo (as defined below) (“ParentCo Common Stock”) being registered represents (i) the number of Class A ordinary shares, par value $0.0001 per share (the “Class A ordinary shares”) of Kernel Group Holdings, Inc., a Cayman Islands exempted company (“Kernel”), including the Class A ordinary shares that were included in the units issued in Kernel’s initial public offering (the “IPO”), that were registered pursuant to the Registration Statement on Form S-1 (SEC File No. 333-252105) (the “IPO Registration Statement”) and offered by Kernel in the IPO (the “Kernel public shares”) and after giving effect to the Extension Redemption (as defined in the proxy statement/prospectus), and (ii) the number of Class B ordinary shares, par value $0.0001 per share (the “Class B ordinary shares”), of Kernel that were initially issued in a private placement prior to the IPO to Kernel Capital Holdings, LLC and subsequently sold to VKSS Capital, LCC and remain outstanding. In connection with the Domestication (as defined below), at least one day prior to the Closing Date (as defined in the proxy statement/prospectus) each issued and outstanding Kernel Class A Ordinary Share, each issued and outstanding Kernel Class B Ordinary Share, each issued and outstanding Kernel Private Placement Warrant, each issued and outstanding Kernel Public Warrant, and each issued and outstanding Kernel Unit shall convert automatically, on a one-for-one basis, into one share of Kernel Class A Common Stock, one share of Kernel Class B common stock, one Kernel private warrant, one Kernel public warrant and one Kernel public unit, respectively. Immediately following the Domestication, (a) each share of Kernel Class B common stock shall convert automatically, on a one-for-one basis, into one share of Kernel Class A common stock, (b) the Kernel Class A common stock will be reclassified as Kernel common stock (“Kernel Common Stock”), and (c) each Kernel public unit will be separated into one share of Kernel Common Stock and one Kernel public warrant (“Kernel Public Warrant). On the Closing Date each issued and outstanding share of Kernel Common Stock, each Kernel Private Warrant, and each Kernel Public Warrant issued and outstanding immediately prior to the First Effective Time (as defined in the proxy statement/prospectus) shall automatically be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of ParentCo (the “ParentCo Common Stock”), one ParentCo Private Warrant or one ParentCo Public Warrant, respectively.

(3)	Calculated in accordance with Rule 457(f)(1) under the Securities Act, based on the average of the high and low prices of the Class A ordinary shares on The Nasdaq Stock Market LLC (“Nasdaq”) on [●], 2023 ($[●] per Class A ordinary share) (such date being within five business days of the date that this registration statement was first filed with the U.S. Securities and Exchange Commission (the “SEC”)).

(4)	The number of shares of ParentCo Common Stock being registered represents the number of shares of ParentCo Common Stock to be issued or issuable in connection with the business combination described herein (the “Business Combination”), including shares of ParentCo Common Stock to be issued at the Closing as AIRO Merger Consideration (as defined in the proxy statement/prospectus).